UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2007
REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0001-338613 (Commission File Number)	16-1731691 (IRS Employer Identification No.)
1700 Pacific, Suite 2900
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 750-1771
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
As previously reported in Regency Energy Partners LP’s (the “Partnership”) Current Report on Form 8-K filed with the Securities and Exchange Commission, (the “SEC”) on June 19, 2007, Deloitte & Touche LLP resigned as the Partnership’s independent registered public accounting firm effective June 18, 2007. On June 18, 2007, the board of directors of the managing general partner of the Partnership, subject to approval of the engagement terms by the Audit Committee, requested KPMG LLP (“KPMG”) to act as the independent registered public accounting firm in auditing the financial statements of the Partnership for the year ending December 31, 2007 and in performing such other attestation services for the Partnership as may be required for the remainder of calendar year 2007. On June 26, 2007, the Audit Committee of the Partnership approved the engagement terms of KPMG and authorized KPMG to serve as the Partnership’s independent registered public accountants for the fiscal year ending December 31, 2007.
During the Partnership’s two most recent fiscal years and the subsequent interim period prior to engaging KPMG, neither the Partnership nor anyone acting on its behalf consulted with KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Partnership’s financial statements, and neither a written report nor oral advice was provided to the Partnership by KPMG that was an important factor considered by the Partnership in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP

By:	REGENCY GP LP,
its General Partner

	By:	REGENCY GP LLC,
its General Partner

		By:	/s/ William E. Joor III

		Name:	William E. Joor III
		Title:	Executive Vice President,
Chief Legal and Administrative Officer
and Secretary
June 27, 2007